UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2015

PLASTIC2OIL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Iroquois Street Niagara Falls, NY		14303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 278-0015

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2015, Plastic2Oil, Inc. (the “Company”) entered into an amendment (the “Amendment”) of the four related agreements with EcoNavigation, LLC (“EcoNavigation”), as described in the Company’s Current Report on Form 8-K dated January 2, 2015. The sole purpose of the Amendment is to extend the term of the pilot program from 120 days to 210 days. The extension was necessitated by events described in the press release attached hereto as Exhibit 99.1.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated by reference herein.

Section 8 — Other Events

Item 8.01 Other Events

Press Release

On May 4, 2015, the Company’s Chief Executive Officer issued a letter to stockholders describing certain business updates, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits required by this item are listed on the Exhibit Index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plastic2Oil, Inc.

May 5, 2015	By:	/s/ Richard Heddle
	Name:	Richard Heddle
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Equipment Supply Agreement Amendment, dated May 1, 2015, by and between the Company and EcoNavigation LLC.

10.2	Catalyst Supply Agreement Amendment, dated May 1, 2015, by and between the Company and EcoNavigation LLC.

10.3	Technology License and Referral Agreement Amendment, dated May 1, 2015, by and between the Company and EcoNavigation LLC.

10.4	MMRU Agreement Amendment, dated May 1, 2015, by and between the Company and EcoNavigation LLC.

99.1	Press Release of Plastic2Oil, Inc. dated May 5, 2015.